                                                                    Exhibit 4(b)

                                 FIRST AMENDMENT
                                       TO
                       THE GOODYEAR TIRE & RUBBER COMPANY
               EMPLOYEE SAVINGS PLAN FOR BARGAINING UNIT EMPLOYEES
                          (January 1, 1999 Restatement)


         The Goodyear Tire & Rubber Company Employee Savings Plan for Bargaining Unit Employees (the "Plan"), originally established effective as of July 1, 1984, and amended and restated most recently as of January 1, 1999, is hereby further amended, effective as of June 1, 2000, in the respects hereinafter set forth:

         1.       Section 2.1(o) of the Plan is amended to provide as follows:

                  The "General Fund" shall mean the common trust fund established in accordance with the provisions of Section 8.1 as required to hold and administer any assets of the Trust Fund that are not allocated among any separate Investment Funds as may be provided in the Plan or Trust Agreement. No General Fund shall be established if all assets of the Trust Fund are allocated among separate Investment Funds.

         2.       Section 2.1(p) of the Plan is amended to provide as follows:

                  The "Goodyear Stock Fund" shall mean the Investment Fund established in accordance with the provisions of Section 8.3.

         3.       Section 2.1(s) of the Plan is amended to provide as follows:

                  An "Investment Fund" shall mean any separate investment trust fund established from time to time by the Trustee as may be provided in the Plan or the Trust Agreement to which assets of the Trust Fund may be allocated and separately invested.

         4.       Section 7.3 of the Plan is amended to provide as follows:

                  A Participant who has an interest in an Investment Fund (other than an interest in the Goodyear Stock Fund attributable to Matching Employer Contributions that has not been transferred previously under Section 7.4) may elect at any time to transfer all or a portion of such interest to another Investment Fund. The Participant election must specify the Investment Fund from which the transfer is to be made, either that the total balance in that Investment Fund is to be transferred or a lesser dollar amount that is to be transferred, each Investment Fund to which the transfer is to be made, and a percentage of the amount transferred that is to be transferred to each Investment Fund, which percentage must be an integral multiple of 1%. Any such transfer election must be made in the manner and form and at the time prescribed by the Company. Once the election becomes effective, it shall be irrevocable. Notwithstanding the foregoing, a Participant may not transfer any portion of an interest in the Stable Value Fund directly to a Self-Directed Account.

         5.       Section 7.4 of the Plan is amended to provide as follows:

                  7.4 Election to Transfer Matching Employer Contribution Interest from Goodyear Stock Fund.

                  A Participant who has attained age 52 and who has an interest in the Goodyear Stock Fund attributable to Matching Employer Contributions may elect at any time to transfer all or a portion of such interest to another Investment Fund. The Participant election must specify a dollar amount that is to be transferred, each Investment Fund to which a transfer is to be made, and the percentage of the total amount to be transferred to each such Investment Fund. Any such transfer election must be made in the manner and form and at the time prescribed by the Company. Once the election becomes effective, it shall be irrevocable.

         6.       Section 8.1 of the Plan is amended to provide as follows:

                  The Trustee shall establish a General Fund as required to hold and administer any assets of the Trust Fund that are not allocated among the separate Investment Funds as provided in the Plan or the Trust Agreement. The General Fund shall be held and administered by the Trustee as a separate common trust fund. The interest of each Participant, Former Participant, or Beneficiary under the Plan in the General Fund shall be an undivided interest.

         7.       Section 8.2(g) of the Plan is amended to provide as follows:

                  A Self-Directed Account in which the Participant, Former Participant, or Beneficiary may direct the investment of all or any part of his separate account among a list of mutual funds selected by the Company and the Trustee

         8. The last paragraph of Section 8.2 of the Plan is amended to provide as follows:

                  The Company may determine from time to time to direct (i) the closing of an Investment Fund or Investment Funds or (ii) the establishment and maintenance of an additional Investment Fund or Investment Funds and shall select the investments for such Investment Fund or Investment Funds. The Company shall communicate the same and any changes therein in writing to the Plan Administrator and the Trustee. All assets of each Investment Fund, except for a Self-Directed Account or a Loan Investment Fund, shall be held and administered by the Trustee as a separate trust fund. The interest of each Participant, Former Participant, or Beneficiary under the Plan in any Investment Fund, other than a

                  Self-Directed Account or a Loan Investment Fund, and other than an Investment Fund that consists of a mutual fund, shall be an undivided interest. The interest of each Participant, Former Participant, or Beneficiary under the Plan in any Investment Fund that consists of a mutual fund shall be an undivided interest in the units of the mutual fund held by the Plan. All assets of each Self-Directed Account and each Loan Investment Fund shall be held and administered as a separate trust fund.

         9.       Section 8.3 of the Plan is amended to provide as follows:

                  The Company shall direct the establishment and maintenance of a Goodyear Stock Fund as an Investment Fund to which Matching Employer Contributions shall be allocated, together with any Tax-Deferred Contributions, After-Tax Contributions, and Rollover Contributions made by or on behalf of a Participant that he elects to have allocated to the Goodyear Stock Fund. Subject to the provisions of the Trust Agreement, the assets of the Goodyear Stock Fund shall be invested by the Trustee primarily in Company Stock. Assets of the Goodyear Stock Fund may also be invested by the Trustee in interest-bearing common, commingled, group, or collective trust funds maintained by the Trustee exclusively for the short-term investment of assets of tax-qualified benefit plans. The Trustee may purchase Company Stock on the open market through a national securities exchange or in the over-the-counter market through a broker-dealer which is a member of the National Association of Securities Dealers. In addition, the Trustee may purchase Company Stock from the Company or another qualified plan of the Company participating in the collective trust in accordance with the requirements of Section 408 of the Act. The Goodyear Stock Fund shall be held and administered as a separate Investment Fund. The interest of each Participant, Former Participant, or Beneficiary under the Plan in the Goodyear Stock Fund shall be an undivided interest.

         10.      Section 8.7 of the Plan is amended to provide as follows:

                  The separate account of each Participant, Former Participant, and Beneficiary shall be divided into individual sub-accounts reflecting the portion of such account which is derived from Matching Employer Contributions, Tax-Deferred Contributions, and After-Tax Contributions. Each sub-account shall reflect separately contributions allocated to each Investment Fund and the earnings and losses attributable thereto. Such other sub-accounts may be established as are necessary or appropriate to reflect the interest of a Participant, Former Participant, or Beneficiary in the Trust Fund.

         11.      Section 8.9 of the Plan is amended to provide as follows:

                  At the direction of the Company, the Trustee is authorized to accept the transfer of funds being held by the funding agent for a predecessor plan (as hereinafter defined) for the benefit of an eligible Employee, provided that at no time in the course of the transfer shall such funds be made available to the eligible Employee.

                  The Trustee shall have no duty to verify whether the amount of any predecessor plan funds delivered to it is correct, and shall have no duty of inquiry into the administration of any predecessor plan or of any prior trust or other funding agency for a predecessor plan. The Trustee shall deposit all funds received by it from a predecessor plan in the Investment Funds in accordance with the directions of the Company, which shall be based on the investment elections of the eligible Employees made in the form and manner prescribed by the Company. The Trustee shall establish and maintain a separate account and such sub-accounts in the name of an eligible Employee as are necessary to reflect his interest that is attributable to predecessor plan funds and to reflect the portion of his predecessor plan funds that is attributable to voluntary after-tax contributions, to contributions made pursuant to a cash or deferred arrangement qualified under Section 401(k) of the Code, and to other employer contributions. Each such separate account shall, upon each valuation date, share in the net increase or decrease in the value of the assets of the Investment Funds maintained under the Plan on the basis of the balance of such separate account immediately prior to the valuation date in accordance with Section 10.1, provided, however, that such balance for this purpose only shall be reduced by the amount of any funds transferred to the Trustee since the immediately preceding valuation date. With the exception of funds transferred from a predecessor plan maintained by an Employer or a related corporation, which shall be vested in accordance with the next following sentence of this Section 8.9, all predecessor plan funds shall at all times be fully vested and nonforfeitable. The vested interest of a Participant in funds transferred from a predecessor plan maintained by an Employer or a related corporation shall be determined as of the date of transfer based on the vesting provisions of the predecessor plan in effect on such date, and on and after the date of transfer the vested interest shall be determined based on the vesting provisions of the Plan or, in the event an election under Section 12.6 applies with respect to the Participant, based on the vesting provisions of the predecessor plan as of the date of transfer. Predecessor plan funds shall be distributed at such times and according to such methods as are generally provided under the Plan. In addition, predecessor plan funds attributable to voluntary, after-tax contributions made under the predecessor plan shall be subject hereunder to the withdrawal provisions applicable to After-Tax Contributions and predecessor plan funds that were contributed pursuant to a cash or deferred arrangement qualified under
                  Section 401(k) of the Code shall be subject hereunder to the withdrawal and distribution provisions applicable to Tax-Deferred Contributions. For purposes of this Section 8.9, a predecessor plan shall mean any other defined contribution plan that complies with the requirements of Section 401(a) of the Code and satisfies the conditions specified in Section 401(a)(11)(B)(iii) of the Code.

         12. The last sentence of Section 9.1(c) of the Plan is amended to provide as follows:

                  No such suspense account shall share in any increase or decrease in the net worth of the Investment Funds.

         13.      Section 10.1(b) of the Plan is amended to provide as follows:

                  The Trustee shall value all of the assets of the other Investment Funds with respect to which no investment manager has been appointed at fair market value and each investment manager shall value all of the assets of the Investment Fund with respect to which he has been appointed at fair market value and shall provide the same to the Trustee. In valuing the Investment Funds with respect to which no investment manager has been appointed that consist of mutual funds, the Trustee may rely on price data supplied by the mutual fund manager.

         14.      Section 10.1(c) of the Plan is amended to provide as follows:

                  The Trustee shall then ascertain the net increase or decrease in the value of the respective Investment Funds which is attributable to net income, investment management fees, and all profits and losses, realized and unrealized, since the immediately preceding valuation date, on the basis of the valuation provided under paragraphs (a) and (b) of this
                  Section 10.1, and after making appropriate adjustments for the amount of all contributions made with respect to the month in which such valuation date occurs and for any distributions and withdrawals from the respective Investment Funds since such preceding valuation date and prior to such date.

         15.      Section 10.1(d) of the Plan is amended to provide as follows:

                  The Trustee shall then allocate the net increase or decrease in the value of the respective Investment Funds except for each Self-Directed Account and each Loan Investment Fund as thus determined among all Participants, Former Participants, and Beneficiaries who have an interest in the respective Investment Funds, separately with respect to each of such Investment Funds, in the ratio that the balance of each separate account maintained under such Investment Fund on the date immediately preceding such valuation date bears to the aggregate of the balances of all such separate accounts on the day immediately preceding such valuation date, and shall credit or charge, as the case may be, each such separate account with the amount of its allocated share. Moreover, the Trustee shall in the same manner credit or charge any sub-account maintained thereunder with the amount of its allocated share.

         16.      Section 10.4 of the Plan is amended to provide as follows:

                  The Trustee shall have exclusive responsibility for determining the net income, liabilities, and value of the assets of the Goodyear Stock Fund and for determining the balance of each separate account and sub-account maintained hereunder. The Trustee shall have exclusive responsibility for determining the net income, liabilities, and value of the assets of the other Investment Funds with respect to which no investment manager has been appointed, and each investment manager shall have exclusive responsibility for determining the net income, liabilities, and value of the assets of the Investment Fund with respect to which he has been appointed. In determining the net income, liabilities, and value of the assets of the

                  Investment Funds with respect to which no investment manager has been appointed that consist of mutual funds, the Trustee may rely on information provided by the mutual fund manager. The Trustee's and investment manager's determinations thereof shall be conclusive upon the Employers, and all Participants, Former Participants, and Beneficiaries hereunder.

         17.      Section 11.2 of the Plan is amended to provide as follows:

                  Prior to his attainment of age 59-1/2, a Participant may not withdraw amounts attributable to Matching Employer Contributions unless the Company has made a determination that a hardship exists and such withdrawal is made in accordance with the provisions of Section 11.4. A Participant who has attained the age of 59-1/2 may elect to withdraw in cash an amount equal to all or any portion of his vested interest in the value of the balance of his sub-account attributable to Matching Employer Contributions as of the most recent valuation date. A Participant's vested interest in Matching Employer Contributions shall be the amount in which he would be vested under Section 12.2 had he terminated his employment with his Employer. In the event a Participant has one or more Investment Funds in his sub-account attributable to Matching Employer Contributions and he withdraws only a portion of the balance of such sub-account, the withdrawal shall be charged to each of the Investment Funds in the ratio that the balance of the sub-account invested in the Investment Fund as of the most recent valuation date bears to the balance of the sub-account as of such date.

         18.      Section 11.6 of the Plan is amended to provide as follows:

                  The Trustee shall adjust the separate account and sub-accounts of each Participant who makes a withdrawal under Section 11.1, 11.2, 11.3, 11.4, or 11.5 to reflect such withdrawal as of the date of such withdrawal, charging any such withdrawal against the Investment Funds, as appropriate.

         19. Section 12.1(d)(i) of the Plan is amended to provide as follows:

                  (i) commences a normal or early retirement pension under the pension plan maintained by his employer for his benefit, or

         20. The last paragraph of Section 14.3 of the Plan is amended to provide as follows:

                  The Pension Board shall conduct a full and fair review of the Company's decision denying the Claimant's claim for benefits at its next regularly scheduled quarterly meeting, unless the Pension Board deems that it needs more facts or the date determined pursuant to paragraph (a) of this Section 14.3 is within 30 days of such meeting, in which case the Pension Board shall conduct its review at its next following meeting. The Pension Board shall render its written decision following the review, written in a manner calculated to be understood by the Claimant, specifying the reasons and Plan provisions upon which its decision was based.

         21.      Section 16.3(a) of the Plan is amended to provide as follows:

                  As of the termination date, the Trustee shall value the Goodyear Stock Fund and the assets of the other Investment Funds with respect to which no investment manager has been appointed, and each investment manager shall value the assets of the Investment Fund with respect to which he has been appointed. In valuing the Investment Funds with respect to which no investment manager has been appointed that consist of mutual funds, the Trustee may rely on price data supplied by the mutual fund manager. The Trustee shall then adjust all separate accounts and sub-accounts in the manner provided in
                  Section 10.1, with any unallocated contributions being allocated as of the termination date in the manner otherwise provided in the Plan. The termination date shall become a valuation date for purposes of Article X. In determining the net worth of the Trust Fund hereunder, the Trustee shall include as a liability such amounts as in its judgment shall be necessary to pay all expenses in connection with the termination of the Trust Fund and the liquidation and distribution of the property of the Trust Fund, as well as other expenses, whether or not accrued, and shall include as an asset all accrued income.

         22.      Section 16.3(a) of the Plan is amended to provide as follows:

                  As of the termination date, the Trustee shall value the Goodyear Stock Fund and the assets of the other Investment Funds with respect to which no investment manager has been appointed, and each investment manager shall value the assets of the Investment Fund with respect to which he has been appointed. In valuing the Investment Funds with respect to which no investment manager has been appointed that consist of mutual funds, the Trustee may rely on price data supplied by the mutual fund manager. The Trustee shall then adjust all separate accounts and sub-accounts in the manner provided in
                  Section 10.1, with any unallocated contributions being allocated as of the termination date in the manner otherwise provided in the Plan. The termination date shall become a valuation date for purposes of Article X. In determining the net worth of the Trust Fund hereunder, the Trustee shall include as a liability such amounts as in its judgment shall be necessary to pay all expenses in connection with the termination of the Trust Fund and the liquidation and distribution of the property of the Trust Fund, as well as other expenses, whether or not accrued, and shall include as an asset all accrued income.

         23. The first sentence of Section 20.4 of the Plan is amended to provide as follows:

                  Upon approval of a loan to a Participant hereunder, the Company shall direct the Trustee to establish a Loan Investment Fund in the name of such Participant, and to transfer to such Loan Investment Fund such portion of the Participant's separate account invested in the Investment Funds, other than amounts in either the Self-Directed Account or the Participant's Matching Employer Contributions Sub-Accounts, as shall equal the amount of the Participant's loan; provided, however, that the portion of the Participant's investment in the Investment Funds that is to be debited for any loan to be made to the Participant hereunder shall be in the same proportion as the Participant's current balance in those Investment Funds.


                                     *   *   *


         EXECUTED at Akron, Ohio, this ______ day of __________________, 2000.


                                   THE GOODYEAR TIRE & RUBBER COMPANY


                                   By: ______________________________________
                                        Vice President

Attest:

____________________________________
       Assistant Secretary